UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 1, 2013

CORMEDIX INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-34673	20-5894890
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

745 Rt. 202-206, Suite 303, Bridgewater, NJ		08807
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (908) 517-9500

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On February 1, 2013, we received notice from the NYSE MKT LLC (“NYSE MKT”) that it granted us an extension until April 15, 2013 to regain compliance with the continued listing standards of the NYSE MKT. The NYSE MKT is continuing our listing pursuant to the extension.

The NYSE MKT previously notified us on April 20, 2012 the that we were not in compliance with Section 1003(a)(iv) of the NYSE MKT Company Guide in that we had sustained losses which are so substantial in relation to our overall operations or our existing financial resources, or our financial condition had become so impaired that it appeared questionable, in the opinion of the NYSE MKT, as to whether we will be able to continue operations and/or meet our obligations as they mature. We were afforded an opportunity to submit a plan of compliance to the NYSE MKT and, on May 17, 2012, we presented a plan to the NYSE MKT. On June 27, 2012, the NYSE MKT accepted our plan to regain compliance with its continued listing standards and granted us an extension until August 22, 2012. On September 21, 2012, the NYSE MKT granted us another extension until January 31, 2013 to regain compliance with the continued listing standards of the NYSE MKT.

We will be subject to periodic review by the NYSE MKT during the extension to April 15, 2013. Failure to make progress consistent with the plan or to regain compliance with continued listing standards by the end of the extension period could result in us being delisted from the NYSE MKT. A copy of the press release regarding the above matters is attached hereto as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description
99.1	Press release dated February 7, 2013.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

February 7, 2013	CORMEDIX INC.

	By:	/s/ Randy Milby
		Name:	Randy Milby
		Title:	Chief Executive Officer